Exhibit 10.1

EXIDE TECHNOLOGIES

as issuer,

and

ANY GUARANTORS PARTY HERETO,

as Guarantors

SUNTRUST BANK,

as Trustee

INDENTURE

Dated as of March 18, 2005

10  1/2% Senior Secured Notes due 2013

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 13.02
(d)	7.06
314(a)	4.05; 4.15; 11.02
(b)	N.A.
(c)(1)	7.02; 11.05; 11.06; 13.04; 13.05
(c)(2)	7.02; 13.04; 13.05
(c)(3)	N.A.
(d)	11.05; 11.06; 12.02
(e)	13.05
(f)	N.A.
315(a)	7.01(b); 7.02(a)
(b)	7.05; 11.02
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(c)	13.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

-i-

-ii-

-iii-

-iv-

SECTION 13.11.	Successors	104
SECTION 13.12.	Duplicate Originals	104
SECTION 13.13.	Severability	104
SECTION 13.14.	Intercreditor Agreement	104

Signatures		S-1

Exhibit A	-	Form of Note
Exhibit B	-	Form of Legends
Exhibit C	-	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D	-	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit E	-	Form of Notation of Subsidiary Guarantee
Exhibit F	-	Form of Intercreditor Agreement
Exhibit G	-	Form of Security Agreement
Exhibit H	-	Form of Pledge Agreement

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

-v-

INDENTURE dated as of March 18, 2005 between Exide Technologies, a Delaware corporation (the “Company”), and SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (the “Trustee”).

The Company has duly authorized the creation of an issue of 10  1/2% Senior Secured Notes due 2013 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.

Set forth below are certain defined terms used in this Indenture.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Agent” means any Registrar or Paying Agent.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively; and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at March 15, 2009 (such redemption price being described under Section 5 of the Notes) plus (2) all remaining required interest payments due on such Note through March 15, 2009 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company (other than director qualifying shares or shares required by applicable law to be held by a Person other than the Company or Restricted Subsidiary) to a Person other than the Company or a Restricted Subsidiary or the minority stockholders of a Restricted Subsidiary on a pro rata basis other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; (c) any Restricted Payment permitted by the Section 4.09 or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business; (e) disposals or replacements of obsolete or worn out equipment; (f) the creation of or realization on any Lien permitted under this Indenture; (g) the sale or lease of products, services or accounts receivable in the ordinary course of business; (h) sales or grants of licenses or sublicenses to use the patents, trade secrets, knowhow and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of Company and the Restricted Subsidiaries; (i) foreclosures on assets; (j) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and (k) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

“Bank Lenders” means various lenders from time to time under the Credit Agreement.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(4) in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(5) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province or territory thereof, provided that such commercial bank has, at the time of the Company’s or any Restricted Subsidiary’s Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100 million and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit or a Person other than such institution) of such institution, at the time of the Company’s or any Restricted Subsidiary’s Investment therein, are rated in the highest rating category of both Moody’s and S&P;

(6) obligations (including, but not limited to demand or time deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province or territory thereof, provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof by the Company or any Restricted Subsidiary of the Company and (B) such depository institution or trust company has at the time of the Company’s or such Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100 million and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Company’s or such Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, are rated in the highest rating category of both S&P and Moody’s;

(7) in the case of any Foreign Subsidiary, demand or time deposit accounts used in the ordinary course of business with reputable commercial banks located in the jurisdiction of organization of such Foreign Subsidiary;

(8) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (7) above;

(9) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (8) above; and

(10) in the case of any Restricted Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Restricted Subsidiary is organized or has its principal place of business which are similar to the items specified in the clauses above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved;

A Change of Control will not be deemed to have occurred upon the entering into of any stock purchase agreement, merger agreement or other similar agreement until the consummation of the transactions contemplated thereby.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the existing and future assets (whether real, personal or mixed) of the Company and its Subsidiaries that are from time to time made subject, or purported to be made subject, to the Lien of the Security Documents, which shall not include, at any time, any assets or property with respect to which a Lien has not been granted in favor of the First Lien Collateral Agent for the benefit of the First Priority Creditors.

“Collateral Account” means the collateral account established in accordance with the Security Documents.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of,

such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Exide Technologies as set forth in the preamble and its successors, assigns and obligors.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby,

(a) all income taxes of such Person and its Restricted Subsidiaries, paid or accrued in accordance with GAAP for such period other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business;

(b) Consolidated Interest Expense; and

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which internal financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

(2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness; and

(3) for any Four Quarter Period that includes any period of time prior to the consummation of the offering, pro forma effect shall be given for such period to the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and the other adjustments that were added to EBITDA to calculate adjusted EBITDA as described in the Offering Memorandum in Note 10 under “Offering Memorandum Summary—Summary Historical and Pro Forma Consolidated Financial Data,” all as calculated in good faith by a responsible financial or accounting officer of the Company, as if they had occurred on the first day of such Four Quarter Period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense; plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

Consolidated Interest Expense shall be calculated excluding unrealized gains and losses with respect to Hedging Obligations.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and prior to preferred stock dividends; provided that there shall be excluded therefrom

(1) after-tax gains from Asset Sales (without regard to the $5.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2) any extraordinary, unusual or nonrecurring gain (or loss), together with any related provision for taxes on any such extraordinary, unusual or nonrecurring gain (or the tax effect of any such extraordinary, unusual or nonrecurring loss), realized by the Company or any Restricted Subsidiary during such period, including, without limitation, costs and expenses incurred in connection with the Company’s reorganization under Chapter 11, restructuring activities (including, without limitation, severance cost and facility closures) or non-recurring cost and expenses incurred in connection with a Qualified Equity Offering, Permitted Investment, acquisition, recapitalization or permitted incurrence of Indebtedness);

(3) for purposes of determining Consolidated Net Income for purposes of Section 4.09, except to the extent includable in the consolidated net income of the Company pursuant to clause (5), the net income or net loss of any Person accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

(4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (except to the extent of the amount of dividends or distributions that have been paid to the Company or one or more Restricted Subsidiaries were not subject to any such restrictions during the relevant period);

(5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(6) the Company’s equity in net loss of any Person that is not a Restricted Subsidiary, except to the extent such net loss has been funded with cash from the Company or a Restricted Subsidiary; provided that such net loss shall not be included to the extent such net loss has already been included for purposes of Section 4.09 in the amount of Restricted Payments made under clause (iii) thereof or under clause (9) thereof or under clause (14) of the definition of Permitted Investments;

(7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(8) for purposes of determining Consolidated Net Income for purposes of Section 4.09, in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any net income or net loss of the successor corporation prior to such consolidation, merger or transfer of assets;

(9) the cumulative effect of a change in accounting principles;

(10) any unrealized Statements of Financial Accounting Standards No. 133 gain or loss in respect of Hedging Obligations;

(11) any non-cash gains, losses or charges attributable to the early extinguishment of Indebtedness;

(12) any non-cash goodwill impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142; and

(13) any non-cash compensation charge or expense, including any such charge or expense arising from grants of stock options or restricted stock or other equity-incentive programs for the benefit of officers, directors and employees of the Company or any Restricted Subsidiary of the Company.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses or charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with

GAAP (excluding any such charge which represents an accrual of or a reserve for cash charges for any future period).

“Consolidated Senior Leverage Ratio” means, with respect to any Person, the ratio of total non-Subordinated Indebtedness of such Person and its Restricted Subsidiaries as of the Transaction Date to the Consolidated EBITDA of such Person for the Four Quarter Period ending prior to the Transaction Date for which internal financial statements are available. In addition to and without limitation of the foregoing, for purposes of this definition, total non-Subordinated Indebtedness and “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any non-Subordinated Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other non-Subordinated Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of non-Subordinated Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

(2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness; and

(3) for any Four Quarter Period that includes any period of time prior to the consummation of the offering, pro forma effect shall be given for such period to the transaction giving rise to the need to calculate the Consolidated Senior Leverage Ratio and the other adjustments that were added to EBITDA to calculate adjusted EBITDA as described in the Offering Memorandum in Note 10 under “Offering Memorandum Summary—Summary Historical and Pro Forma Consolidated Financial Data,” all as calculated in good faith by a responsible financial or accounting officer of the Company, as if they had occurred on the first day of such Four Quarter Period.

“Corporate Trust Office” means the corporate trust office of the Trustee located at 919 East Main Street, Richmond, Virginia 23219, Attention: Corporate Trust Department, Mail Code HDQ 5310, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

“Credit Agreement” means the Credit Agreement dated as of May 5, 2004, by and among the Company, one or more of its subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG New York Branch, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or investors.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and its respective successors.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Destruction” means any damage to, loss or destruction of all or any portion of the Collateral.

“Discharge of First Lien Obligations” shall have the meaning given to such term in the Intercreditor Agreement.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof

(except, in each case, upon the occurrence of a Change of Control), on or prior to the final maturity date of the Notes.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory of the United States.

“Domestic Subsidiary” means a Subsidiary of the Company which is not a Foreign Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer” means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Notes.

“Excluded Contribution” means the Net Cash Proceeds received by the Company or its Restricted Subsidiaries from:

(1) contributions to its equity capital; and

(2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Qualified Capital Stock, in each case designated within 60 days of receipt of such Net Cash Proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from clauses (iii)(v) and (w) of Section 4.09.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by (i) the principal financial officer of the Company for transactions less than $10.0 million and (ii) the Board of Directors of the Company acting reasonably and in good faith for transactions in excess of $10.0 million and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“First Lien Obligations” shall have the meaning provided in the Intercreditor Agreement.

“First Priority Collateral Agent” means Deutsche Bank AG New York Branch, in its capacity as collateral agent for the benefit of the First Priority Creditors and any successors thereto.

“First Priority Creditors” means the holders of Indebtedness under the Credit Agreement and any other secured Indebtedness which was incurred in accordance with this Indenture and secured by a first priority Lien on the Collateral in accordance with Section 4.16.

“Foreign Subsidiary” means a Subsidiary of the Company which is not incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means a guarantee of the Notes by a Guarantor.

“Guarantor” means each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“Indebtedness” means with respect to any Person, without duplication,

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8) all net amounts owing under any currency agreements and interest swap agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company of such Disqualified Capital Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Purchasers” means Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, Banc of America Securities LLC and UBS Securities LLC.

“Institutional Accredited Investor” or “IAI” means an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, by and among the Company, the Guarantors party thereto from time to time, the Trustee and the First Priority Collateral Agent, substantially in the form attached hereto as Exhibit F, as amended from time to time.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Interest Payment Date” means the State Maturity of an installment of interest on the Notes.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means March 18, 2005, the date of original issuance of the Notes.

“Legal Requirements” means, at any time, any and all judicial and administrative rulings and decisions, and any and all federal, state and local laws, ordinances, rules, regulations, permits and certificates of any Authority, in each case applicable, at such time to the Company or the Collateral (or the ownership or use thereof).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Minimum Rating” means a rating of not less than Ba3 (or equivalent successor rating) by Moody’s and not less than BB- (or equivalent successor rating) by S&P.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means each mortgage, deed of trust or deed to secure debt (in each case as amended, amended and restated, supplemented, replaced and/or otherwise modified from time to time) in each case in form and substance reasonably satisfactory to the Trustee and containing the same substantive terms as each mortgage, deed of trust or deed to secure debt granted to the First Priority Collateral Agent, required to be delivered with respect to each real property required to be mortgaged pursuant to this Indenture and the Security Documents.

“Mortgaged Property” means the real properties listed on Annex A hereto and each other real property with respect to which the Trustee is granted a Lien pursuant to a Mortgage executed and delivered pursuant to the provisions of Section 11.01.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Note Lien” means any Lien on the Collateral in favor of the Trustee for the benefit of the Notes Secured Creditors securing the Obligations of the Company and its Subsidiaries under or in respect of this Indenture, the Notes, the Guarantees, if any, and the Security Documents.

“Notes” means, collectively, the Company’s 10  1/2% Senior Secured Notes due 2013 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, issued as Exchange Notes or Private Exchange Notes, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Notes Secured Creditors” means, collectively, the Trustee and the Holders.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means, the Offering Memorandum of the Company dated as of March 15, 2005 with respect to the Notes.

“Officer” means any of the following of the Company: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company, a Subsidiary Guarantor or the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantee of such Guarantor, as applicable.

“PBGC Liens” means any Liens granted to the Pension Benefit Guaranty Corporation to secure the Company’s minimum funding requirements under its U.S. pension plans for calendar years 2003 and 2004; provided that those Liens cannot secure minimum funding requirements in excess of $50.0 million and provided further that as the funding obligation for calendar years 2003 and 2004 is decreased below $50.0 million, the value of the Lien is permanently reduced on a dollar for dollar basis by the diminution in the minimum funding obligation for such calendar years.

“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date as described in this offering memorandum and businesses that are the same, similar, ancillary, reasonably related thereto or reasonable extensions thereof.

“Permitted Exceptions” means those Liens permitted pursuant to such term in the Credit Agreement.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes issued on the Issue Date and the Exchange Notes and, if any, the Guarantees with respect thereto;

(2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $400.0 million or (y) 2.75 times the Consolidated EBITDA of the Company for the Four Quarter Period ending prior to the Transaction Date but in no event to exceed $470.0 million ($550.0 million if the Ratings Condition has been satisfied on the Transaction Date) plus (in the case of any Refinancing) the aggregate amount of fees, underwriting discounts, premiums, prepayment penalties and other costs and expenses incurred in connection with the Refinancing, less (i) the aggregate amount of Net Cash Proceeds applied to repayments under the Credit Agreement in accordance with Section 4.11 to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application and (ii) the aggregate principal amount of Indebtedness incurred under clause (13) of this paragraph then outstanding;

(3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness);

(4) Indebtedness consisting of Hedging Obligations;

(5) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the Company of such Indebtedness;

(6) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the Company;

(7) (a) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence and (b) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(8) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(9) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed at any one time outstanding the greater of (i) $50.0 million and (ii) 2.5% of Total Assets;

(10) Refinancing Indebtedness;

(11) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;

(12) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, earn-outs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets or Capital Stock of a Restricted Subsidiary;

(13) Indebtedness incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary (except for Standard Securitization Undertakings); provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed the greater of (i) $400.0 million or (y) 2.75 times the Consolidated EBITDA of the Company for the Four Quarter Period ending prior to the Transaction Date but in no event to exceed $470.0 million ($550.0 million if the Ratings Condition has been satisfied on the Transaction Date) less (x) the aggregate principal amount of Indebtedness incurred under clause (2) of this paragraph which is then outstanding and the Net Cash Proceeds applied to repayments under the Credit Agreement in accordance with Section 4.11 to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application;

(14) Indebtedness of the Company and the Guarantors, if any, in aggregate principal amount not to exceed $25.0 million at any one time outstanding; and

(15) Indebtedness of non-Guarantor Restricted Subsidiaries in aggregate principal amount not to exceed $30.0 million at any one time outstanding.

For purposes of determining compliance with Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant; provided that all Indebtedness outstanding under the Credit Agreement as of the Issue Date shall be deemed to have been incurred pursuant to clause (2). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.08. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

Notwithstanding any other provision of Section 4.08, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to Section 4.08 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

“Permitted Investments” means

(1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

(2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;

(3) investments in cash and Cash Equivalents;

(4) loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.0 million at any one time outstanding;

(5) Hedging Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, insolvency, reorganization, workout or recapitalization of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11;

(8) Investments represented by guarantees that are otherwise permitted under this Indenture;

(9) Investments the payment for which is Qualified Capital Stock of the Company;

(10) lease, utility and other similar deposits in the ordinary course of business;

(11) Investments existing on the date of this Indenture;

(12) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

(13) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction;

(14) other Investments in an aggregate amount not to exceed $50.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided, however, that if an Investment pursuant to this clause (14) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1), above, and shall cease to have been made pursuant to this clause (14).

The amount of Investments outstanding at any time pursuant to clause (14) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clause (14) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

(b) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (14) above.

“Permitted Liens” means the following types of Liens:

(1) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(2) Liens securing Obligations under the Credit Agreement incurred pursuant to clause (2) of the definition of “Permitted Indebtedness”;

(3) Liens securing the Notes and the Exchange Notes and the Guarantees, if any;

(4) Liens in favor of the Company or a Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

(5) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (i) are not materially less favorable to the Holders on the whole than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(6) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(7) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(8) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(10) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation;

(11) Liens securing Purchase Money Indebtedness incurred in accordance with this Indenture; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property, equipment or improvement and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired, constructed or improved and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition, construction or improvement;

(12) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and setoff;

(14) Liens securing Hedging Obligations; and

(15) Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(16) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(17) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

(18) the PBGC Liens;

(19) Liens securing Indebtedness incurred (i) pursuant to clause (15) of the definition “Permitted Indebtedness” and (ii) by any Restricted Subsidiary that is not a Guarantor, which Indebtedness is permitted to be incurred pursuant to the Fixed Charge Coverage Ratio Provision in Section 4.08;

(20) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(23) Liens securing Indebtedness in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens incurred pursuant to this clause (23), does not exceed $10.0 million; and

(24) Liens created by the Security Documents.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Pledge Agreement” means the Pledge Agreement, to be entered into on the Issue Date, by and among the Company, certain Domestic Subsidiaries of the Company, the Guarantors, if any, party thereto from time to time and the Trustee, securing the obligations of the Company and the Guarantors, if any, under the Notes, and substantially in the form attached hereto as Exhibit H, as amended from time to time as permitted by this Indenture.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Prior Lien Agreements” means the Credit Agreement, and each other agreement under which Indebtedness or any other obligation of the Company or any Restricted Subsidiary is secured by Liens on all or a portion of the Collateral, which Liens are senior in priority to the Liens securing the Notes and the Guarantees and which Liens are incurred in accordance with the terms of this Indenture.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Private Exchange” has the meaning given to it in the Registration Rights Agreement.

“Private Exchange Notes” has the meaning given to it in the Registration Rights Agreement.

“Private Placement Legend” means the legends initially set forth on the Notes in the form set forth in Exhibit B.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of design, installation, construction or improvement, of property or equipment (whether through the direct acquisition of assets or the acquisition of Capital Stock of any Person).

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Security in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Equity Offering” means the issuance or sale of Qualified Capital Stock of the Company (other than an issuance or sale to a Subsidiary of the Company).

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving Receivables.

“Ratings Condition” means that at any time after the issuance of the Notes, the Notes have a rating of at least Ba2 by Moody’s and at least BB by S&P.

“Real Estate” means all real property owned or leased by the Company or any Subsidiary of the Company, together with all fixtures, improvements and other structures thereon and appurtenances thereto.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly-Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” means the applicable Record Date specified in the Notes; provided, however, that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided, however, that this definition shall not apply for purposes of Section 5 or Section 6(a) or (b) of the Notes or Article Three.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.08 (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (11), (12), (13), (14) and (15) of the definition of “Permitted Indebtedness”), in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2) create Indebtedness with: (a) with respect to any portion of such Indebtedness with a final maturity earlier than the maturity date of the Notes, a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) if the stated maturity of the Indebtedness being refinanced has a stated maturity earlier than the maturity date of the Notes, a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date between the Company and the Initial Purchasers, as amended, supplemented or modified from time to time, and any similar agreement entered into in connection with the issuance of any Additional Notes.

“Regulation S” means Regulation S under the Securities Act.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Agreement” means the Security Agreement, to be entered into on the Issue Date, by and among the Company, certain Domestic Subsidiaries of the Company, the Guarantors, if any, party thereto from time to time and the Trustee, securing the obligations of the Company and the Guarantors, if any, under the Notes, substantially in the form attached hereto as Exhibit G, as amended from time to time as permitted by this Indenture.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Intercreditor Agreement and any other security agreement, Mortgage, financing statement or other document executed in connection herewith to grant or perfect a security interest of the Trustee for the benefit of the Notes Secured Creditors in any property.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization or Receivables transactions.

“Stated Maturity” means

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Taking” means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral.

“Total Assets” means, with respect to any Person, the aggregate of all assets of such Person and its Restricted Subsidiaries as would be shown on the consolidated balance sheet of such Person.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to March 15, 2009; provided, however, that if the then remaining term of the Notes to March 15, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to March 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Monies” means all cash and Cash Equivalents deposited in the Collateral Account in accordance with this Indenture and the Security Documents.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1) the Company certifies to the Trustee that such designation complies with the Section 4.09; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.09, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.09.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the Company thereof.

“U.S. Government Securities” shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.	Other Definitions.

Term	Defined in Section
“144A Global Note”	2.01
“Additional Notes”	2.02
“Authentication Order”	2.02
“Affiliate Transaction”	4.12
“Change of Control Offer”	4.07
“Change of Control Payment”	4.07

Term	Defined in Section
“Covenant Defeasance”	8.02
“Event of Default”	6.01
“Excess Proceeds”	4.11
“Fixed Charge Coverage Ratio”	4.08
“Four Quarter Period”	1.01
“Global Note”	2.01
“Guaranteed Indebtedness”	4.14
“IAI Global Note”	2.01
“incur”	4.08
“Initial Global Notes”	2.01
“Initial Lien”	4.18
“Initial Notes”	2.02
“Legal Defeasance”	8.02
“Mortgage Policies”	4.21
“Net Proceeds Offer”	4.11
“Net Proceeds Offer Amount”	4.11
“Net Proceeds Offer Trigger Date”	4.11
“Net Proceeds Payment Date”	4.11
“Participants”	2.15
“Paying Agent”	2.03
“Payment Date”	1.01
“Physical Notes”	2.01
“Reference Date”	4.09
“Reference Period”	1.01
“Registrar”	2.03
“Regulation S Global Note	2.01
“Restricted Payments”	4.09
“Surviving Entity”	5.01

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, any Guarantor or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules	of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

ARTICLE TWO

THE NOTES

SECTION 2.01.	Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. If applicable, each Note shall have an executed Guarantee from each of the Guarantors, if any, existing on or after the Issue Date endorsed thereon substantially in the form of Exhibit E.

The terms and provisions contained in the Notes and the Guarantees, if any, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the “144A Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having, if applicable, an executed Guarantee from each of the Guarantors, if any, endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form of Exhibit A (the “Regulation S Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having, if applicable, an executed Guarantee from each of the Guarantors, if any, endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of a single permanent Global Note in registered form, substantially in the form set forth in Exhibit A (the “IAI Global Note,” and, together with the 144A Global Note and the Regulation S Global Note, the “Initial Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having, if applicable, an executed Guarantee from each of the Guarantors, if any, endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having, if applicable, an executed Guarantee from each of the Guarantors, if any, endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any, (the “Physical Notes”).

SECTION 2.02.	Execution, Authentication and Denomination; Additional Notes; Exchange Notes

One Officer of the Company (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Company by manual or facsimile signature. One Officer of a Guarantor, if any, (who shall have been duly authorized by all requisite corporate actions) shall sign the Guarantee, if any, for such Guarantor by manual or facsimile signature.

If an Officer whose signature is on a Note or Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid. Each Guarantor, if any, shall execute a Guarantee in the manner set forth in Section 10.7.

A Note (and the Guarantees, if any, in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount not to exceed $290,000,000 (the “Initial Notes”), (ii) additional Notes (the “Additional Notes”) in an amount not to exceed $110,000,000 (so long as not otherwise prohibited by the terms of this Indenture, including Section 4.08) and (iii) Exchange Notes or Private Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Company in the form of a certificate of an Officer of the Company (an “Authentication Order”). Any such written order relating to the issuance of Additional Notes shall state that such Officers have reviewed the outstanding Security Documents and that any cap on indebtedness provided in such Security Documents shall not be exceeded by the issuance of such Additional Notes. Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes, Private Exchange Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) or (iii) of the first sentence of this paragraph, the first such Authentication Order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee.

All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes and the Private Exchange Notes shall bear any legend required by applicable law.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.	Registrar and Paying Agent.

The Company shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.07 and 4.11, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.	Paying Agent To Hold Assets in Trust.

The Company shall require each Paying Agent other than the Trustee or the Company or any Subsidiary to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.	Transfer and Exchange.

Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Without the prior written consent of the Company, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07.	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

Every replacement Note is an additional obligation of the Company and every replacement Guarantee, if any, shall constitute an additional obligation of the Guarantor thereof.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

SECTION 2.08.	Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company, any Guarantor or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.	Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11.	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.	Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.	CUSIP and ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14.	Deposit of Moneys.

Subject to Section 2 of the Notes, prior to 10:00 a.m., New York City time, on each Interest Payment Date, Stated Maturity, Redemption Date and Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity, Redemption Date and Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Stated Maturity, Redemption Date and Payment Date, as the case may be.

SECTION 2.15.	Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B, as applicable.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository,

or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to act as Depository for any Global Note, the Company so notifies the Trustee in writing and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Company shall execute, (ii) the Guarantors, if any, shall execute notations of Guarantees on and (iii) the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.	Special Transfer and Exchange Provisions.

(a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications as may be reasonably requested by the Trustee and the Company;

(ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Notes to be transferred.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable

Global Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

(c) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

(i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

(ii) (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note, the IAI Global Note or the Physical Notes, as the case may be, to be transferred.

(d) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes and/or Physical Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes or Physical Notes, as the case may be, tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.

(e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

(g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such increase.

ARTICLE THREE

REDEMPTION

SECTION 3.01.	Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 5 or Section 6(a) or Section 6(b) of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02.	Selection of Notes To Be Redeemed.

In the event that the Company chooses to redeem less than all of the Notes pursuant to Section 5 or Section 6(a) or Section 6(b) of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of a Qualified Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Depository procedures).

SECTION 3.03.	Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01 may be more than 60 days before such Redemption Date). At the Company’s request, the Trustee shall forward the notice of redemption in the Company’s name and at the Company’s expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04.	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption

Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Company shall have not complied with its obligations pursuant to Section 3.05.

SECTION 3.05.	Deposit of Redemption Price.

On or before 10:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.	Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01.	Payment of Notes.

The Company shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay interest on overdue principal (including post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02.	Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee at its office or agency in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.03.

SECTION 4.03.	Corporate Existence.

Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.04.	Payment of Taxes.

The Company and the Guarantors, if any, shall and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted Subsidiaries; provided, however, that the Company and the Guarantors, if any, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made.

SECTION 4.05.	Compliance Certificate; Notice of Default.

(a) The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors, if any, have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Company and the Guarantors, if any, during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Company is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes the fiscal year end.

(b) The Company shall deliver to the Trustee promptly and in any event within five days after the Company becomes aware of the occurrence of any Default an Officers’ Certificate specifying the Default and what action, if any, the Company is taking or proposes to take with respect thereto.

SECTION 4.06.	Waiver of Stay, Extension or Usury Laws.

The Company and each Guarantor, if any, covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Guarantee, if any, of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.	Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price (the “Change of Control Payment”) equal to 101% of the principal amount thereof plus accrued interest, if any, to but not including the date of purchase.

(b) Within 30 days following the date upon which a Change of Control occurred, the Company shall send, by first-class mail, a notice to each Holder at such Holder’s last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(i) that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes tendered and not withdrawn shall be accepted for payment;

(ii) the purchase price (including the amount of accrued and unpaid interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(iii) that any Note not tendered shall continue to accrue interest;

(iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City Time, on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

(vii) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

(viii) the circumstances and relevant facts regarding such Change of Control.

On the Change of Control Payment Date, the Company shall, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent shall promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Certificated Securities, mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to the Holder of the Global Notes a new Global Note or Notes or, in the case of definitive notes, mail to each Holder new Certificated Securities, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Certificated Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall notify the Trustee and the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the Change of Control Purchase Price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if a notice of redemption has been given pursuant to Sections 5, 6(a) or 6(b) of the Notes. A Change of Control Offer may be made in advance of a Change of Control and conditioned upon the Change of Control if a definitive agreement relating to such Change of Control is entered into at or prior to the time making the Change of Control Offer.

Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.07 relating to a Holder’s right to redemption upon a Change of Control.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.07 by virtue thereof.

SECTION 4.08.	Limitations on Incurrence of Additional Indebtedness.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur (x) Subordinated Indebtedness (including, without limitation, Acquired Indebtedness that constitutes Subordinated Indebtedness) if on the date of the incurrence of such Subordinated Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than 2.25 to 1.0 (the “Fixed Charge Coverage Ratio Provision”) and (y) non-Subordinated Indebtedness (including Acquired Indebtedness that constitutes non-Subordinated Indebtedness) if on the date of the incurrence of such non-Subordinated Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charged Coverage Ratio of the Company would have been greater than 2.25 to 1.0 and the Consolidated Senior Leverage Ratio of the Company would have been less than 4.75 to 1.0.

(b) Notwithstanding the foregoing, if the Notes do not have the Minimum Rating at the time of the incurrence of Indebtedness pursuant to the Fixed Charge Coverage Ratio Provision of clause (a) above by a Restricted Subsidiary that is not a Guarantor then the aggregate amount of Indebtedness (other than Permitted Indebtedness) that may be incurred by a Restricted Subsidiary that is not a Guarantor pursuant to the Fixed Charge Coverage Ratio Provision of clause (a) above shall not exceed, taken together with any other Indebtedness incurred pursuant to the Fixed Charge Coverage Ratio Provision of clause (a) above by the Company’s Restricted Subsidiaries that are not Guarantors and then outstanding, $150.0 million less the aggregate amount of Indebtedness incurred by the Company’s Restricted Subsidiaries that are not Guarantors pursuant to clause (15) of the definition of Permitted Indebtedness and then outstanding.

(c) The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.09.	Limitations on Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

(4) make any Investment (other than Permitted Investments).

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment or immediately after giving effect thereto,

(i) a Default or an Event of Default shall have occurred and be continuing;

(ii) the Company is not able to incur at least $1.00 of additional Subordinated Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of

(u) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter beginning following the quarter in which the Issue Date occurs to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(v) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the “Reference Date”) of Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock), plus

(w) without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (iii)(v) and (w), any Net Cash Proceeds from a Qualified Equity Offering to the extent used to redeem the Notes in compliance with Section 6(a) of the Notes), plus

(x) 100% of the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Company or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Qualified Capital Stock (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

(y) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of all or any portion of any Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of or interest payments made in respect of any loans or advances which constitute Restricted Investments by the Company or its Restricted Subsidiaries or any dividends or other distributions made or payments made with respect to any Restricted Investment by the Company or any Restricted Subsidiary or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary, plus

(z) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined in good faith by the Board of Directors of the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets;

provided, however, that the sum of clauses (y) and (z) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration of such dividend or other distribution if the dividend or other distribution would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company, (b) Refinancing Indebtedness or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Company shall have complied with the covenants described under Sections 4.07 and 4.11 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Capital Stock of the Company from current or former officers, directors, employees and consultants of the Company or any of its Subsidiaries or their authorized representatives (or their transferees, estates or beneficiaries under their estates) upon the death, disability, severance or termination of employment of such employees or termination of their seat on the board of the Company or any Subsidiary in an aggregate amount not to exceed $2.5 million in any calendar year with unused amounts being available to be used in succeeding calendar years subject to a maximum of $5.0 million in any calendar year (without giving effect to clauses (B) and (C)), plus (B) the amount of any Net Cash Proceeds received by or contributed to the Company from the issuance and sale after the Issue Date of Qualified Capital Stock of the Company to its officers, directors, employees or consultants, plus (C) the Net Cash Proceeds of any “key-man” life insurance policies;

(5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents a portion of the exercise price thereof;

(6) the declaration and payment of regularly scheduled or accrued dividends or distributions to (i) the holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary issued on or after the date of this Indenture in accordance with the Consolidated Fixed Charge Coverage Ratio Provision described under Section 4.08 or (ii) the holders of any class or series of Preferred Stock of the Company issued after the date of this Indenture; provided that (x) at the time of such issuance and after giving pro forma effect thereto treating the aggregate liquidation preference of such Preferred Stock as Indebtedness, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio Provision described under Section 4.08 and (y) the Net Cash Proceeds of such issuance of Preferred Stock shall be excluded from clause (iii)(v) above;

(7) Investments that are made with Excluded Contributions;

(8) the repurchase, redemption or other acquisition for value of Capital Stock of the Company representing fractional shares of such Capital Stock; and

(9) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments, in an aggregate amount which, when taken together with all other Restricted Payments pursuant to this clause (9), does not exceed $10.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clause (1) and, to the extent of any proceeds that increase the amount available for Restricted Payments pursuant to (iii)(v) above, (2)(ii) and (3)(ii)(a) shall be included in such calculation.

SECTION 4.10.	Limitation on Preferred Stock of Restricted Subsidiaries.

The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary that is not a Guarantor of the Company.

SECTION 4.11.	Limitations on Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision:

(a) the fair market value of (i) any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in a Permitted Business and (ii) Capital Stock in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person;

(b) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the date of this Indenture pursuant to this clause (b) that is at that time outstanding, not to exceed $25.0 million at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(c) the amount of any securities, notes or other obligations received from such transferee that are within 180 days converted by the Company or such Restricted Subsidiary to cash; and

(d) the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets; and

(3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 364 days of receipt thereof either:

(a) to permanently reduce Indebtedness or other obligations that are subject to any Prior Lien Agreements and, in the case of any Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or, effect such a permanent reduction in availability thereunder regardless of the fact that no prepayment may be required);

(b) to make an investment in properties or assets used or useful in a Permitted Business;

(c) to make capital expenditures; and/or

(d) a combination of prepayment and investment permitted by the foregoing clauses (3)(a), 3(b) and 3(c).

Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Agreement or any other revolving credit facility. On the 365th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b), (3)(c) and (3)(d) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b), (3)(c) and (3)(d) of the preceding paragraph (each, a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, that amount of Notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to but not including the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section.

The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $20.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $20.0 million, shall be applied as required pursuant to the preceding paragraph).

Each Net Proceeds Offer will be mailed by the Company to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. Such notice shall state:

(1) that the Net Proceeds Offer is being made pursuant to this Section 4.11 and that (subject to the provisions hereof) all Notes tendered will be accepted for payment;

(2) the purchase price (including the amount of accrued and unpaid interest, if any) and the purchase date (which shall be the Net Proceeds Offer Payment Date);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

(8) the circumstances and relevant facts regarding such Net Proceeds Offer.

Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Pari Passu Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

SECTION 4.12.	Limitations on Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $10.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $15.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in this section shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

(3) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

(4) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous on the whole to the Holders than the original agreement as in effect on the Issue Date; and

(5) Restricted Payments or Permitted Investments permitted by this Indenture;

(6) any transaction with a Person which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such Person; and

(7) (a) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Capital Stock or (b) the issuance or sale of any Qualified Capital Stock.

SECTION 4.13.	Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances to the Company or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except in each case for such encumbrances or restrictions existing under or by reason of

(a) applicable law;

(b) this Indenture;

(c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(f) the Credit Agreement;

(g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(h) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(i) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;

(j) customary provisions in joint venture agreements, partnership agreements, limited liability company, organizational and governance documents or other similar agreements (in each case relating solely to the respective joint venture, partnership, limited liability company or similar entity or the equity interests therein) entered into in the ordinary course of business;

(k) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e) and (g) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not materially less favorable on the whole to the Company as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and (g);

(l) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions (x) that are not materially more restrictive than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date, (y) with respect to any Indebtedness incurred pursuant to clauses (14) and (15) of the definition of Permitted Indebtedness and the Consolidated Fixed Charge Coverage Ratio Provision of Section 4.08, that are not materially more restrictive than those imposed pursuant to the Credit Agreement as in effect on the Issue Date (which may result in encumbrances upon a Restricted Subsidiary so long as such encumbrances or restrictions are not materially more restrictive taken as a whole than the comparable encumbrances or restrictions that are applicable to the Company) or (z) that are not expected to make the Company unable to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company;

(m) Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with Section 4.08; and

(n) restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business.

SECTION 4.14.	Limitation on Guarantees by Restricted Subsidiaries.

The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge, intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Domestic Restricted Subsidiary of the Company (other than guarantees of Indebtedness under the Credit Agreement and of Hedging Obligations, which guarantees are in effect on the Issue Date, and guarantees executed and delivered after the Issue Date from Restricted Subsidiaries having total assets with a book value of less than $10.0 million) unless, in any such case, such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary.

SECTION 4.15.	Additional Subsidiary Guarantees.

If the Company or any of its Restricted Subsidiaries organizes, acquires, transfers assets to or otherwise invests in any Domestic Restricted Subsidiary such that, following such organization, acquisition, transfer or investment, the Domestic Restricted Subsidiary has total assets with a book value, in each case, equal to or in excess of $10.0 million, then such Restricted Subsidiary shall:

(1) within ten Business Days execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

(2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

In addition, the Company may, at its option, cause any other Subsidiary of the Company to guarantee its obligations under the Notes and this Indenture and enter into a supplemental indenture with respect thereto. Notwithstanding the foregoing, this covenant shall not apply to any Receivables Entity.

SECTION 4.16.	Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (the “Initial Lien”), other than Permitted Liens, of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless such Lien relates to assets not constituting Collateral and:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically released and discharged upon the release and discharge of the Initial Lien.

SECTION 4.17.	Impairment of Security Interest.

The Company will not, and the Company will not permit any of its Domestic Subsidiaries that are guarantors under the Credit Agreement to, take, or knowingly omit to take, any action, which action or omission would have the effect of causing a Lien to be created in favor of the First Priority Creditors on any property or assets that would constitute Collateral unless a Lien is created in favor of the Trustee for the benefit of the Notes Secured Creditors with respect to such property or assets (which Lien in favor of the Notes Secured Creditors shall have the priority set forth in the Security Documents).

SECTION 4.18.	Conduct of Business.

The Company and its Restricted Subsidiaries will not engage in any businesses other than a Permitted Business.

SECTION 4.19.	Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20.	Reports to Holders.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

Any such report filed with the Commission shall be deemed to have been furnished to the Holders of the Notes. In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing). In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.21.	Post Closing Action Related to Collateral.

Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, the parties hereto acknowledge and agree that the Company and the relevant Subsidiary shall be required to take the following actions as promptly as reasonably practicable, and in any event

(a) within 90 days after the Issue Date with respect to paragraphs (i),(ii),(iii),(iv),(v) and (vii) below and within 120 days after the Issue Date with respect to paragraphs (vi) below:

(i) fully executed counterparts of Mortgages, as appropriate which Mortgages shall cover the Mortgaged Property owned or leased by the Company or Subsidiary as designated on Annex A hereto, together with evidence that counterparts of the Mortgages, have been delivered to the title insurance company insuring the Lien of such Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Trustee, desirable to effectively create a valid and enforceable junior-priority mortgage Lien on each Mortgaged Property in favor of the Trustee for the benefit of the Notes Secured Creditors, securing the Obligations under this Indenture, the Notes and the Security Documents (provided that in jurisdictions that impose mortgage recording taxes, such Mortgages shall not secure indebtedness in an amount exceeding 100% of the fair market value of such Real Estate, as reasonably determined, in good faith, by the Company and reasonably acceptable to the Trustee), subject to (i) those Liens, created by the Security Documents, (ii) those

Liens, encumbrances, hypothecs and other matters affecting title to such Mortgaged Property and found reasonably acceptable by the Trustee, (iii) as to any particular Real Estate at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor or grantor thereof, or the Lien or hypothec held by the Trustee, (iv) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (v) general real estate taxes and assessments not yet delinquent, (vi) such other similar items as the Trustee may consent to (such consent not to be unreasonably withheld), (vii) Permitted Exceptions and (viii) the PBGC Liens;

(ii) with respect to each Mortgage intended to encumber a Mortgaged Property, a policy of title insurance (or commitment to issue such a policy having the effect of a policy) in an amount not less than 100% of the fair market value of such Mortgaged Property as reasonably determined, in good faith, by the Company and reasonably acceptable to the Trustee, (such policies collectively, “the Mortgage Policies”) issued by such title insurers, which reasonably assures the Trustee that the Mortgages, as the case may be, on such Mortgaged Properties are valid and enforceable junior priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except encumbrances described in clauses (i) through (vii) of subparagraph (i) above and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Trustee and shall include, as appropriate, to the extent available at commercially reasonably rates, an endorsement for future advances and for any and all other matters that the Trustee may reasonably request, shall not include an exception for mechanics’ liens or creditors’ rights, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Trustee may reasonably request;

(iii) surveys, in form and substance reasonably satisfactory to the Trustee, of each Mortgaged Property designated as a “Surveyed Property” on Annex B hereto, dated a date acceptable to the Trustee and certified in a manner reasonably satisfactory to the Trustee by a licensed professional surveyor reasonably satisfactory to the Trustee; it being understood that any surveys delivered in connection with requirements of the Credit Agreement shall be satisfactory to the extent such surveys shall be acceptable by the title insurance company to issue the coverage required pursuant to clause (ii) above;

(iv) duly authorized, fully executed, acknowledged and delivered subordination, nondisturbance and attornment agreements, assignment of leases, landlord consents, tenant estoppel certificates and such other documents relating to the Mortgages that the Trustee may reasonably request, it being understood that the foregoing shall be required to the extent the same was delivered in connection with the requirements in the Credit Agreement;

(v) proper fixture filings under the UCC on Form UCC-1 or the equivalent fully executed for filing under the UCC in the appropriate jurisdiction in which the Mortgaged Properties are located, desirable to perfect the security interests purported to be created by the Mortgage in favor of the Trustee for the benefit of the Notes Secured Creditors;

(vi) the opinions, addressed to the Trustee and the Notes Secured Creditors, of (1) Kirkland & Ellis LLP, special counsel to the Company or other special counsel or in-house counsel, as to the due authorization, execution and delivery of the Mortgages by the Company, and (2) local counsel in each jurisdiction where Mortgaged Property is located, each in form and substance reasonably satisfactory to the Trustee; and

(vii) a pledge agreement under the law of the Netherlands providing for the pledge of 65% of the shares of Exide Global Holding Netherlands C.V. to the Trustee for the benefit of the Notes Secured Creditors and an opinion of Netherlands counsel with respect to such pledge agreement, in each case, inform and substance reasonably satisfactory to the Trustee.

(b) Within ten Business Days after the Issue Date, the Trustee shall have received to the extent not received on the Issue Date, UCC, judgment, tax lien, and Intellectual Property searches in the respective jurisdictions of the organization of the Company, (y) in the respective jurisdiction where the chief executive offices of the Company are located and (z) in any other jurisdiction in which the Company store or maintain assets valued in excess of $500,000 in the aggregate; provided, however, that with respect to this clause searches will only be conducted at the secretary of state level; provided, however, to the extent such searches reveal Liens on any Collateral, other than Permitted Liens and other Liens expressly permitted under this Indenture, the Company shall use its reasonable best efforts to release such Liens as soon as reasonably practicable.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.	Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) executed, and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed.

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (i) shall be able to incur at least $1.00 of additional Subordinated Indebtedness (other than Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio Provision described under Section 4.08 or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity, as the case may be, would be greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or any Security Documents are required in connection with such transaction, such supplemental indenture or the Security Documents, as the case may be, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, (i) the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing clauses (1), (2) and (3), the Company may (i) consolidate with, merge with or into or transfer all or part of its properties and assets to any Restricted Subsidiary so long as the Company is the survivor of such merger or consolidation or all assets of the Company immediately prior to such transaction are owned by the Company and/or such Restricted Subsidiary immediately after the consummation thereof and (ii) merge with an Affiliate that is a Person that has no material assets or liabilities prior to such merger and which was organized solely for the purpose of (A) reorganizing the Company in another jurisdiction or (B) the creation of a holding company of the Company.

Each Guarantor, if any (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.11, will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is (A) a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or (B) is an entity organized and existing under the jurisdiction of organization of such Guarantor;

(2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this Section 5.01.

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (4) of the first paragraph of this Section 5.01.

The following additional conditions shall apply to each transaction described above:

(1) the Company, such Guarantor or the relevant Surviving Entity, as applicable, will cause to be filed such amendments or other instruments, if any, and cause to be recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(2) the Collateral owned by or transferred to the Company, such Guarantor or the relevant Surviving Entity, as applicable, shall: (a) continue to constitute Collateral under this Indenture and the Security Documents; and (b) not be subject to any Lien other than Liens permitted by this Indenture and the Security Documents;

(3) the assets of the Person which is merged or consolidated with or into the relevant Surviving Entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents and which would be required to be pledged thereunder, shall be treated as after acquired property and such Surviving Entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents, are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable, subject to customary qualifications.

SECTION 5.02.	Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or any Guarantor, as the case may be, in accordance with Section 5.01, in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or any Guarantor, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company or any Guarantor, as the case may be, under this Indenture and either the Notes or the Guarantee of such Guarantor, as the case may be, with the same effect as if such surviving entity had been named as such. When a successor Person assumes all of the obligations of the predecessor hereunder and under the Notes and the Security Documents and agrees in writing to be bound hereby and thereby, the predecessor shall be released from such obligations.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.	Events of Default.

Each of the following is an “Event of Default”:

(1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final Stated Maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final Stated Maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final Stated Maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $20.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors.

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding,

(ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of its properties taken as a whole, or

(iii) orders the liquidation of the Company or any of its Significant Subsidiaries;

(8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

(9) a default by the Company or any Guarantor in the performance of any of their respective obligations under the Security Documents that materially and adversely affects the enforceability, validity, perfection or priority of the Lien on a material portion of the Collateral, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied); or

(10) except as permitted by the Security Documents and the provisions of this Indenture, any of the Security Documents is repudiated or disaffirmed by the Company or ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral (excluding immaterial portions thereof) in favor of the Holders of the Notes.

SECTION 6.02.	Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(6) and (7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

If an Event of Default specified in Section 6.01(6) and (7) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and cancel a declaration of acceleration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in Sections 6.01(6) and (7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.	Other Remedies.

If a Default occurs and is continuing, the Trustee may, subject to the provisions of the Intercreditor Agreement, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.	Waiver of Past Defaults.

Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default or Event of Default under this Indenture, and its consequences, except a Default in the payment of the principal of or interest on any Note as specified in Section 6.01(1) or (2). The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

SECTION 6.05.	Control by Majority.

The Holders of at least a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of another Holder; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.	Limitation on Suits.

No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

(6) However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.	Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.	Collection Suit by Trustee.

If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.	Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company, their creditors or their property and shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such judicial proceedings (subject to the provisions of the Intercreditor Agreement) and shall be empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10.	Priorities.

Subject to the requirements of the Intercreditor Agreement or any successor agreement thereto to which the Trustee is party and by which it is bound, if the Trustee collects any money or property pursuant to this Article Six or any Security Document, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes

SECTION 6.12.	Appointment and Authorization of Trustee as Collateral Agent.

(a) The Trustee is hereby designated and appointed as the collateral agent of the Holders under the Security Documents, and is authorized as the collateral agent for such Holders to execute and enter into each of the security Documents and all other instruments relating to the Security Documents and (i) to take action on the Holders’ behalf and exercise such powers and use such discretion as are expressly permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Trustee as collateral agent by the terms hereof and thereof together with such other powers and discretion as are reasonably incidental hereto and thereto.

(b) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Trustee shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Trustee.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.	Duties of Trustee.

(a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture or the Security Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of a Default:

(1) The Trustee need perform only those duties as are specifically set forth herein, in the Security Documents, or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture or in the Security Documents against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture or any of the Security Documents. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or any of the Security Documents.

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of Section 7.01(b).

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture or under any of the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any of the Security Documents or to take or omit to take any action under this Indenture or any of the Security Documents or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture or under any of the Security Documents that in any way relates to the Trustee is subject to this Section 7.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

(h) The Trustee shall not be liable for any action or failure to act on the part of a co-trustee, separate trustee or separate collateral agent appointed pursuant to Section 7.12.

SECTION 7.02.	Rights of Trustee Under this Indenture and the Security Documents.

Subject to Section 7.01:

(a) The Trustee may rely conclusively on any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting hereunder, or under any Security Documents, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or under the Security Documents at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or under the Security Documents, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder or under the Security Documents.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture or in the Security Documents shall not be construed as duties.

(j) Except with respect to Sections 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Four or any covenant contained in any Security Document. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default known to a Responsible Officer.

(k) The Trustee shall have no duty (i) to cause the maintenance of any insurance, (ii) to see to the payment or discharge of any tax, charge or Lien levied against any part of the Collateral, or (iii) to see to the filing or refiling of any Security Documents.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder or in the Security Documents.

(m) The Trustee shall be under no obligation to the Holders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, statements made in, or conditions of any Security Document or to inspect the property (including the books and records) of the Company.

SECTION 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Collateral or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any other money paid to or at the direction of the Company under any provision of this Indenture, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or the Security Documents.

SECTION 7.05.	Notice of Default.

If a Default occurs and is continuing and is deemed to be known to the Trustee pursuant to Section 7.02(j), the Trustee shall mail to each Holder notice of the uncured Default within 30 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on a Payment Date pursuant to an Offer to Purchase or a Default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.	Reports by Trustee to Holders.

Within 60 days after each May 15, beginning with May 15, 2006, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

The Company shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).

SECTION 7.07.	Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services hereunder and under the Security Documents. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents, counsel, accountants and experts.

The Company shall indemnify each of the Trustee or any predecessor Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder and under the Security Documents. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee or collateral agent, except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(6) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee or the appointment of a successor Trustee.

SECTION 7.08.	Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed, such resignation or removal will automatically constitute, without any further action by the Trustee, a resignation or removal of the Trustee in any capacity under each of the Security Documents and a release of all obligations of the Trustee under any of the Security Documents.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and under the Security Documents. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.	Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.	Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11.	Preferential Collection of Claims Against the Company.

The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

SECTION 7.12.	Co-trustees, Separate Trustee, Collateral Agent.

At any time or times, for the purpose of meeting the Legal Requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% of the outstanding principal amount of the Notes, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee or collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.12. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument from the Company be requested by any co-trustee or separate trustee or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Company.

Any co-trustee, separate trustee or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the Security Documents as if it were the Trustee thereunder (and the Trustee shall continue to be so subject).

Every co-trustee or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such separate collateral agent or collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or separate collateral agent.

(c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee, separate trustee or separate collateral agent appointed under this Section 7.12, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.12.

(d) No co-trustee, separate trustee or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, or any other such trustee hereunder.

(e) The Trustee shall not be liable by reason of any act or omission of any co-trustee, separate trustee or separate collateral agent.

(f) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or separate collateral agent, as the case may be.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.	Termination of the Company’s Obligations.

The Company may terminate its obligations under the Notes and this Indenture and the obligations of the Guarantors, if any, under the Guarantees and this Indenture and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under this Indenture by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

With respect to the foregoing, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Company only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02.	Legal Defeasance and Covenant Defeasance.

(a) The Company may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b) Upon the exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, which shall thereafter be deemed to be

“outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes, this Indenture and the Security Documents and the Guarantors shall be deemed to have satisfied all of their obligations under the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii) the Company’s obligations with respect to such Notes under Article Two and Section 4.02 hereof;

(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(iv) the provisions of this Article Eight applicable to Legal Defeasance.

Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

(c) Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Company), 4.04, 4.07 through 4.16 and clause (2) of Section 5.01(a) Article Eleven, Article Twelve and the Security Documents with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (3), (4) and (5) of Section 6.01 shall not constitute Events of Default.

SECTION 8.03.	Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, U.S. Government Securities or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants selected by the Company to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit);

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in, in the case of the Officers’ Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with;

(8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(9) certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) of this Section 8.03 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the Stated Maturity date or redemption date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04.	Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Company.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal

Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.	Repayment to the Company.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, and interest on, the Notes when due, the Company’s obligations under this Indenture, and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Company has made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.	Without Consent of Holders.

The Company, the Guarantors, if any, and the Trustee, together, may amend or supplement this Indenture, the Security Documents, the Notes or the Subsidiary Guarantees, without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s, if any, obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the assets, in accordance with Article Five;

(4) to release any Guarantor from any of its obligations under its Guarantee or this Indenture (to the extent permitted by this Indenture);

(5) to make any change that would not materially adversely affect the rights of any Holder;

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(7) to terminate, replace, amend, modify or supplement any Security Document or the Intercreditor Agreement as provided in such Security Documents or the Intercreditor Agreement;

(8) to amend, modify or supplement any Security Document to add any Collateral or any Guarantor or Domestic Subsidiary;

(9) to conform this Indenture to the “Description of Notes” set forth in the Offering Memorandum.

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.	With Consent of Holders.

(a) Subject to Section 6.07, the Company, the Subsidiary Guarantors, if any, and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may amend or supplement this Indenture, any Security Document (except as otherwise described herein), the Notes or the Guarantees, if any, without notice to any other Holders. Subject to Sections 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes, any Security Document or the Guarantees, if any, without notice to any other Holders.

(b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto; or

(7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the Holders.

(c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes will not be rendered invalid by such tender or exchange.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Notwithstanding Section 9.02(a), without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding, no amendment may release from the Lien of this Indenture or the Notes and the Security Documents all or substantially all of the Collateral, otherwise than in accordance with the terms of the Security Documents.

SECTION 9.03.	Compliance with the Trust Indenture Act.

From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Subsidiary Guarantees shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04.	Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.	Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.	Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE TEN

GUARANTEE

SECTION 10.01.	Guarantee.

Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

SECTION 10.02.	Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

SECTION 10.03.	Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04.	Release of Guarantees.

Any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1) the designation of the Guarantor as an Unrestricted Subsidiary;

(2) the exercise of the Company’s legal defeasance option or Company’s covenant defeasance option as described under Section 8.02 (solely with respect to Guarantees of the Notes), or if Company’s obligations under the Indenture are discharged in accordance with the terms of this Indenture;

(3) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of (i) all or substantially all of the assets of such Restricted Subsidiary or (ii) Capital Stock of a Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Subsidiary; provided that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture; or

(4) the Indebtedness that resulted in the creation of such Guarantee is released or discharged.

ARTICLE ELEVEN

COLLATERAL AND SECURITY DOCUMENTS

SECTION 11.01.	Security Documents; Additional Collateral.

(a) In order to secure the due and punctual payment of the Notes and all other Obligations in respect of the Notes and this Indenture, and the other amounts payable to the Trustee hereunder, the Company and certain of its Domestic Subsidiaries shall, on the Issue Date, enter into the applicable Security Documents to create the Note Lien on the Collateral in favor of the Trustee as collateral agent for the benefit of the Notes Secured Creditors and to provide for certain related intercreditor matters.

The Company and its Domestic Subsidiaries shall not, and shall not cause or permit any of their Domestic Subsidiaries to, intentionally grant a Lien on any of their property or assets (other than Excess Exempted Foreign Entity Voting Equity Interests (as defined in the

Intercreditor Agreement)) to the First Priority Collateral Agent under any First Lien Security Document (as defined in the Intercreditor Agreement) unless a junior priority Note Lien is created, subject to the Intercreditor Agreement, in favor of the Trustee as collateral agent (on behalf of the Notes Secured Creditors) with respect to such property or assets and with the same (in all material respects) priorities, consent rights and provisions regarding release of Collateral and other provisions set forth in the Security Documents as then in effect, subject to the Intercreditor Agreement.

From and after the date of this Indenture, if the Company or any Domestic Subsidiary creates any additional Lien upon any of its property or assets (other than Excess Exempted Foreign Entity Voting Equity Interests (as defined in the Intercreditor Agreement)) to secure any First Lien Obligations, it shall concurrently grant a junior priority Note Lien (subject to Permitted Liens) upon such property in favor of the Trustee and execute any and all further Security Documents, financing statements, agreements and instruments, but subject to the Intercreditor Agreement, that grant in favor of the Trustee a junior priority Note Lien upon such property and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee may reasonably request to create such junior priority Note Lien, all at the expense of the Company, including reasonable fees and expenses of counsel incurred by the Trustee in connection therewith. The Company shall give the Trustee timely written notice that such actions have been taken.

(b) The Trustee (in its capacity as secured creditor on behalf of Notes Secured Creditors pursuant to the Security Documents) and each Holder, by accepting a Note, agrees to all of the terms and provisions of each of the Security Documents, as the same may be amended from time to time pursuant to the provisions of Security Documents and this Indenture, and acknowledges that (i) until such time as all First Lien Obligations, all commitments and letters of credit under the Credit Agreement and all interest rate protection, currency and other hedging agreements entitled to the benefits of the First Lien Security Documents (as defined in the Intercreditor Agreement) have been paid in full in cash in accordance with the respective terms thereof and/or terminated, the Security Documents may be amended, to the extent set forth in the Intercreditor Agreement and to the extent permitted by law, without the consent of the Trustee or the Holders.

(c) The Trustee (in its capacity as secured creditor on behalf of Notes Secured Creditors pursuant to the Security Documents) and the Holders expressly acknowledge and agree to all of the terms and agreements contained in the Intercreditor Agreement.

(d) In the event that any provisions of this Indenture are deemed to conflict with the Intercreditor Agreement, the provisions of such Intercreditor Agreement shall govern. Without limiting the scope of the preceding sentence, it is acknowledged that PBGC Liens shall be senior to the Note Liens as contemplated by the Intercreditor Agreement.

SECTION 11.02.	Recording, Etc.

(a) The Company and its Domestic Subsidiaries shall take or cause to be taken all action required or desirable to be taken by the Company or such Domestic Subsidiary to maintain and perfect the Note Lien on the Collateral granted by the Security Documents, to the extent required thereby, including, but not limited to, causing all financing statements, any mortgage or deed of trust, the Security Documents (or a short form version thereof), other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property to be executed and promptly recorded, registered, filed and delivered to the Trustee, and at all times to be kept recorded and will execute and cause to be filed such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to maintain the perfection of the Holders’ and the Trustee’s rights under this Indenture and the Security Documents to all property comprising the Collateral. Notwithstanding the foregoing, to the extent the Bank Lenders do not require the Company or the Domestic Subsidiaries to maintain or perfect a Lien in certain Collateral, the Holders shall not require the Company or the Domestic Subsidiaries to maintain or perfect a Note Lien on such Collateral.

The Company shall from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such taxes are required to be paid at any time. This paragraph (a) is subject to the provisions of the Security Agreement.

(b) The Company shall furnish or cause to be furnished to the Trustee:

(1) at the time of execution and delivery of this Indenture, a reliance letter with respect to Opinions of Counsel delivered on the Issue Date to the Initial Purchasers with respect to UCC Collateral;

(2) in the case of Real Estate, as promptly as practicable after the Issue Date and in any event within 120 days after the Issue Date, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, each Security Document and all other instruments of further assurance or assignment have been properly recorded, or filed to the extent necessary to perfect or create the security interests created by each such Security Document, to the extent that perfection of such security interests is required by the Security Documents, and reciting the details of such action, and stating that as to the security interests created pursuant to each such Security Document, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) if perfection of such security interests is required by the Security Documents, to the effect that, in the opinion of such counsel, no such action is necessary to perfect such security interests; and

(3) within 120 days after the end of any fiscal year, an Opinion of Counsel dated as of such date either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of all instruments of further assurance as is necessary to maintain the validity, enforceability and perfection of the security interests of each of the Security Documents, to the extent that perfection of such security interests is required by the Security Documents, and reciting with respect to such security interests the details of such action (or to the extent that further action is required to be taken within the next twelve months, details of such further action) or referencing prior Opinions of Counsel in which such details are given, or (b) if perfection of such security interests is required by the Security Documents, to the effect that, in the opinion of such counsel, no such action is necessary to maintain such security interests.

SECTION 11.03.	Release of Collateral.

(a) The Company shall be entitled to obtain a release of all of the Collateral from any Note Liens created by this Indenture and of the Security Documents:

(1) upon payment in full of all principal, premium, if any, and interest and Additional Interest, if any, on the Notes and of all other obligations for the payment of money due and owing to the Trustee or the Holders under this Indenture, the Notes, the Guarantees, if any, and the Security Documents;

(2) in part, as to any Collateral owned or acquired by a Subsidiary of the Company that has been released from its Guarantee, if any, in accordance with Article Ten, concurrently with the release thereof, unless such Collateral secures any First Lien Obligations;

(3) upon satisfaction and discharge of this Indenture in accordance with Article Eight;

(4) upon a Legal Defeasance or Covenant Defeasance in accordance with Article Eight; or

Upon payment specified in clause (i) above or upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel, each to the effect that at least one of such conditions precedent has been complied with (and which may be the same Officers’ Certificate and Opinion of Counsel required by Article Eight), together with such documentation, if any, as may be required by the Trust Indenture Act (including, without limitation, Trust Indenture Act § 314(c) or § 314(d)) or reasonably required by the Trustee prior to the release of such Collateral, the Trustee shall forthwith take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company without recourse, representation or warranty of any kind all of the Collateral, and shall deliver such Collateral in its possession to the Company and shall execute and deliver to the Company releases and satisfactions, in recordable or fileable form, to the extent reasonably requested by the Company.

(b) In addition to paragraph (a) above, the Note Liens on the Collateral will be automatically released with respect to any asset constituting Collateral:

(1) that is sold or otherwise disposed of by the Company or one of its Restricted Subsidiaries to a Person other than the Company or a Restricted Subsidiary in a transaction permitted by this Indenture at the time of such sale or disposition; or

(2) other than as described in paragraph (a) above, that is released from its Lien in accordance with the Credit Agreement or any other First Lien Credit Document (as defined in the Intercreditor Agreement) and in accordance with the Intercreditor Agreement (whether pursuant to a foreclosure or other exercise of remedies by the secured parties under such First Lien Credit Document (as defined in the Intercreditor Agreement) or otherwise); or

(3) to the extent permitted by the Credit Agreement, if the Company or any Restricted Subsidiary provides substitute assets with at least an equivalent fair value, as determined in good faith by the Board of Directors of the Company, and such assets are made subject to the Note Lien in accordance with the Security Documents

(c) The Company, the Guarantors and the Trustee agree that, and each Holder, by accepting a Note, acknowledges that, subject to the terms of the Security Documents, the Bank Lenders prior to the Discharge of First Lien Obligations shall have the exclusive right and authority to determine the release, sale or other disposition of the Collateral.

SECTION 11.04.	Release of Liens.

(a) The Trustee shall not at any time release Collateral from the Note Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

(b) The release of any Collateral from the Note Lien of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall comply with Trust Indenture Act § 314(c) and § 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents. Any certificate or opinion required by Trust Indenture Act § 314(c) or § 314(d) may be made by an Officer of the Company, except in cases where Trust Indenture Act § 314(c) or § 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

SECTION 11.05.	Trust Indenture Act Requirements.

The release of any Collateral from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents will not be deemed to impair the security interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable following the qualification of this Indenture under the Trust Indenture Act, without limitation, the Company and the Guarantors will comply with Trust Indenture Act Section 313(b), relating to reports, and with Trust Indenture

Act Section 314(d) relating to the release or substitution therefor of property or securities from the Liens hereof and of the Security Documents. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of the Company, except in cases in which Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person.

SECTION 11.06.	Suits To Protect the Collateral.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests).

SECTION 11.07.	Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder or under any of the Security Documents be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Eleven to be sold be under obligation to ascertain or inquire into the authority of the Company, to make any such sale or other transfer.

SECTION 11.08.	Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article Eleven.

SECTION 11.09.	Determinations Relating to Collateral.

In the event (i) the Trustee shall receive any written request from the Company or any Domestic Subsidiary under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or any Guarantor’s obligations with respect thereto; or (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument; or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by the Company or any Guarantor of any covenant or any breach of any representation or warranty of the Company or any Guarantor set forth in any Security Document, and, in the case of clause (i), (ii) or (iii) above, the Trustee’s response or action is not otherwise specifically contemplated hereunder then, in each such event, the Trustee shall, within fifteen Business Days thereafter, advise the Holders, in writing and at the Company’s expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. Subject to Article Nine, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the exclusive authority to direct the Trustee’s response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. Notwithstanding the foregoing, the Trustee shall not be required to respond to any of the circumstances contemplated in clauses (i), (ii) or (iii) above unless it shall have received written authority by not less than a majority in aggregate principal amount of the outstanding Notes; provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.07). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of such Holders.

SECTION 11.10.	Release upon Termination of the Company’s Obligations.

In the event that the Company delivers an Officers’ Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article Eight and such other documents and/or funds as are required to be delivered or paid pursuant to Article Eight, (i) the Trustee shall execute and deliver, in each case without recourse, representation or warranty, such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company may reasonably request evidencing the termination of the Liens created by the Security Documents in favor of the Trustee for the benefit of the Notes Secured Creditors and (ii) the Trustee shall not be deemed to hold the Liens for the benefit of the Notes Secured Creditors.

SECTION 11.11.	Limitation on Duty of Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of the security interest in the Collateral.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens upon any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the

Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

ARTICLE TWELVE

TRUST MONIES

SECTION 12.01.	Trust Monies.

All Trust Monies shall be held by or delivered to the Trustee in accordance with the provisions of the applicable Security Documents. Trust Monies, if any, shall, at the direction of the Company, be (a) applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest on any Notes at maturity or upon redemption or retirement, or to the purchase of notes upon tender or in the open market or otherwise, (b) released to the extent such cash would be considered Collateral under the Security Documents following such release or (c) applied to cure any payment Event of Default in each case in accordance with the Security Documents.

SECTION 12.02.	Investment of Trust Monies.

All or any part of any Trust Monies held by the Trustee hereunder (except such as may be held for the account of any particular Notes) shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Monies shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents. The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 12.02.

SECTION 12.03.	Return of Trust Monies.

The Company shall be entitled to request in writing the return of any or all of the Trust Monies and the Trustee shall return such Trust Monies to the Company if: (1) no Default or Event of Default has occurred and is continuing, (2) such Trust Monies, when released to the Company, will be deposited into a Deposit Account (as defined in the Security Agreement) over which the Trustee has control (as defined in the UCC (as defined in the Security Agreement)), (3) such Trust Monies are applied pursuant to the Security Agreement and (4) the Company delivers to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided for relating to such return of Trust Monies have been complied with.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01.	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 13.02.	Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or any Guarantor:

Exide Technologies

Crossroads Corporate Center

3150 Brunswick Pike, Suite 230

Lawrenceville, New Jersey 08648

Attention:

Telephone:

Facsimile:

with a copy to:

Kirkland & Ellis LLP

Aon Center

200 E. Randolph Drive

Chicago, Illinois 60601

Attention: Carter W. Emerson P.C.

Telephone:

Facsimile:

if to the Trustee:

SunTrust Bank

919 East Main Street

Richmond, Virginia 23219

Attention: Corporate Trust Department, Mail Code HDQ5310

Telephone: 804-782-5170

Facsimile: 804-782-7855

Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.	Communications by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

SECTION 13.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.06, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06.	Rules by Paying Agent or Registrar.

The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 13.07.	Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 13.08.	Governing Law.

This Indenture, the Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 13.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION	13.10. No Recourse Against Others.

No director, officer, employee, incorporator, stockholder, member or manager of the Company or any Guarantor shall have any liability for any obligations of the Company under the Notes or this Indenture or of any Guarantor under its Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.11.	Successors.

All agreements of the Company and the Guarantors, if any, in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12.	Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.	Severability.

To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.	Intercreditor Agreement.

Notwithstanding anything herein to the contrary, the Note Lien and security interest granted in favor of the Trustee pursuant to this Indenture and the exercise of any right or remedy by the Trustee hereunder and under the various Security Documents are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement shall govern.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

EXIDE TECHNOLOGIES as issuer

By:
Name:
Title:

S-1

SUNTRUST BANK, as Trustee

By:
	Name:	Patricia A. Welling
	Title:	First Vice President

S-2

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of this Indenture]

EXIDE TECHNOLOGIES

10  1/2% Senior due Notes 2013

CUSIP No.
No.	$

EXIDE TECHNOLOGIES, a Delaware corporation (the “Company”), for value received promise to pay                      or its registered assigns, the principal sum of [or such other amount as is provided in a schedule attached hereto]a on March 15, 2013.

Interest Payment Dates: March 15 and September 15, commencing September 15, 2005.

Record Dates: March 1 and September 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[a]	This language should be included only if the Note is issued in global form.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

EXIDE TECHNOLOGIES as issuer

By:
Name:
Title:

[FORM OF] TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 10  1/2% Senior Secured Notes due 2013 described in the within-mentioned Indenture.

Dated:

SUNTRUST BANK, as Trustee

By:
Authorized Signatory

(Reverse of Note)

10  1/2% Senior Secured Notes due 2013

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Exide Technologies, a Delaware corporation (the “Company”) promises to pay interest on the principal amount of this Note at 10  1/2% per annum from March 18, 2005a until maturity. The Company will pay interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing September 15, 2005.* Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. Method of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the September 1 or March 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $1,000 and integral multiples thereof. The Company shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose except that, at the option of the Company, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, SunTrust Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Company or any of their Subsidiaries may act in any such capacity.

[a]	In the case of the Notes issued on the Issue Date.

SECTION 4. Indenture. The Company issued the Notes under an Indenture dated as of March 18, 2005 (“Indenture”) by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

SECTION 5. Optional Redemption after March 15, 2009. Except as set forth in Section 6(a) and Section 6(b) hereof, the Notes will not be redeemable at the Company’s option prior to March 15, 2009. The Notes will be redeemable at the option of the Company, in whole or in part, at any time, and from time to time, on and after March 15, 2009, upon not less than 30 days’ nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing March 15 of the years indicated below, in each case together with accrued and unpaid interest thereon to but not including the redemption date:

Year	Percentage
2009	105.250%
2010	102.625%
2011 and thereafter	100.000%

SECTION 6. (a) Optional Redemption With Proceeds From Qualified Equity Offerings. At any time, or from time to time, on or prior to March 15, 2008, the Company may, at its option, use the Net Cash Proceeds of one or more Qualified Equity Offerings to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 110.5% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but not including the date of redemption; provided, however, that:

(1) at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

(2) the Company issues a redemption notice not more than 60 days after the consummation of any such Qualified Equity Offering.

(b) Optional Redemption with Make Whole Payment. At any time prior to March 15, 2009 the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of the redemption, plus (iii) accrued and unpaid interest on the Notes, if any, to but not including the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SECTION 7. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. No Notes of a principal amount of $1,000 or less may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest will cease to accrue on Notes or portions thereof called for redemption, whether or not such Notes or portions thereof are presented for payment, as long as the Company has deposited with the Paying Agent funds sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on the redemption date.

SECTION 8. No Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, each Holder shall have the right to require that the Company to purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to but not including the date of purchase.

The Company is, subject to certain conditions and exceptions, obligated to make an offer to all Holders to purchase that amount of Notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of their principal amount, plus accrued and unpaid interest thereon, if any, to but not including the date of purchase, with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Company and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, to terminate, replace, amend, modify or supplement any Security Document as provided in Section 3(e) of the Deposit Agreement as in effect on the date of the Indenture or make any change that does not materially adversely affect the rights of any Holder of a Note.

SECTION 13. Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

SECTION 15. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member or manager of the Company or any Guarantor shall have any liability for any obligations of the Company under the Notes or the Indenture, or of any Guarantor under its Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16. Guarantees. This Note may be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 17. Trustee Dealings with the Company. Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 20. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 10  1/2% Senior Secured Note due 2013 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Additional Interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.a

SECTION 21. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 22. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Company will furnish to any Holder upon written request and without charge a copy of this Indenture.

[a]	This Section not to appear on Exchange Notes or Private Exchange Notes or Additional Notes unless required by the terms of such Additional Notes.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                               agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:	_____________________________
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:	___________________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1	) ☐	to the Company or a subsidiary thereof; or

(2	) ☐	to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3	) ☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4	) ☐	outside the United States to a non-”U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(5	) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6	) ☐	pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐ The transferee is an Affiliate of the Company.

Unless one of the foregoing items (1) through (6) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items (1) through (6) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:	_____________________________
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:	___________________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	_________________
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or Section 4.11 of the Indenture, check the appropriate box:

Section 4.07 ☐	Section 4.11 ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or Section 4.11 of the Indenture, state the amount (in denominations of $1,000 and integral multiples thereof): $

Dated:	________________	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTEa

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

[a]	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF LEGENDS

Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof or if such legend is no longer required by Section 2.16(f) of the Indenture:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO EXIDE TECHNOLOGIES OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL

B-1

OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Global Note authenticated and delivered hereunder shall also bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THIS INDENTURE.

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EXHIBIT C

Form of Certificate To Be

Delivered in Connection with

Transfers to Non-QIB Institutional Accredited Investors

[                    ], [        ]

SunTrust Bank

919 East Main Street

Richmond, Virginia 23219

T: 804-782-5170

F: 804-782-7855

Attention: Corporate Trust Department, Mail Code HDQ 5310

Ladies and Gentlemen:

In connection with our proposed purchase of 10  1/2% Senior Secured Notes due 2013 (the “Notes”) of EXIDE TECHNOLOGIES, a Delaware corporation (the “Company”), we confirm that:

1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws.

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we will do so only (A) to the Company or any of the Company’s Subsidiaries, (B) inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction complying with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Accredited Investor”), that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from such Trustee), (D) outside the United States in compliance with Rule 904 under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if we so request) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any plan, individual retirement accounts or other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, or non-U.S. or other laws or regulations that are similar to such provisions of ERISA of the Code or any entity whose underlying assets are considered to include “plan assets” of such plans, accounts or arrangements, except as permitted in the sections entitled “Notice to investors” and “Certain ERISA considerations” of the Offering Memorandum of the Company relating to the Notes dated March 15, 2005.

4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

5. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, as Trustee, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferee]

By:
Name:
Title:

EXHIBIT D

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

[                    ], [        ]

SunTrust Bank

919 East Main Street

Richmond, Virginia 23219

T: 804-782-5170

F: 804-782-7855

Attention: Corporate Trust Department, Mail Code HDQ 5310

Re:	Exide Technologies (the “Company”)
10 1/2% Senior Secured Notes due 2013 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[        ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You, as Trustee, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the

D-1

matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]

By:
Authorized Signatory

D-2

EXHIBIT E

GUARANTEE

For value received, each of the undersigned (including any successor Person under the Indenture) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article Ten thereof, and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 18, 2005, among Exide Technologies, a Delaware corporation (the “Company”), the Guarantors named therein and SunTrust Bank, as trustee (the “Trustee”), as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

No director, officer, employee, incorporator, stockholder, member or manager of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors’ Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

This Guarantee is subject to release upon the terms set forth in the Indenture.

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IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:

[ ]

By:
Name:
Title:

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EXHIBIT F

FORM OF INTERCREDITOR AGREEMENT

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EXHIBIT G

FORM OF SECURITY AGREEMENT

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EXHIBIT H

FORM OF PLEDGE AGREEMENT

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